EXHIBIT 99.1

Keurig Dr Pepper Reports Q2 2024 Results and Reaffirms Fiscal 2024 Guidance

Net Sales Led by Double-Digit Growth in International and Solid U.S. Refreshment Beverages Performance
Company Continues to Expect On-Algorithm Net Sales and Adjusted EPS Growth in 2024

BURLINGTON, MA and FRISCO, TX (July 25, 2024) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the second quarter of 2024 and reaffirmed its full year guidance.

	Reported GAAP Basis		Adjusted Basis[1]
	Q2	YTD	Q2	YTD
Net Sales	$3.92 bn	$7.39 bn	$3.92 bn	$7.39 bn
% vs prior year	3.5%	3.5%	3.4%	3.1%
Diluted EPS	$0.38	$0.70	$0.45	$0.84
% vs prior year	5.6%	1.4%	7.1%	9.2%
Commenting on the quarter, CEO Tim Cofer stated, “Our second quarter results were healthy, with accelerating net sales trends, significant margin expansion, and solid EPS growth. Strong execution drove our performance, as we continued to advance our long-term strategic agenda. Our consumer-centric innovation model is resonating in market, our portfolio expansion to higher growth categories is ongoing, and we are actively enhancing an already robust route-to-market — all underpinned by an unrelenting focus on cost efficiency and capital discipline. Now halfway through 2024, we are on track to achieve our unchanged full year outlook, while also seeding initiatives to fuel consistent growth over multiple years.”
Second Quarter Consolidated Results
Net sales for the second quarter increased 3.5% to $3.9 billion. On a constant currency basis, net sales advanced 3.4%, driven by volume/mix growth of 1.8% and higher net price realization of 1.6%.
GAAP operating income increased 12.0% to $861 million. Adjusted operating income increased 11.0% to $970 million and totaled 24.7% as a percent of net sales. GAAP and Adjusted operating income growth primarily reflected the benefits of higher net price realization and net productivity.
GAAP net income increased 2.4% to $515 million, or $0.38 per diluted share. Adjusted net income increased 3.2% to $618 million, and Adjusted diluted EPS increased 7.1% to $0.45. GAAP and Adjusted diluted EPS growth was driven by the strong operating income growth and a lower share count, partly offset by higher interest expense and a higher tax rate.
Operating cash flow for the second quarter was $657 million and free cash flow totaled $543 million.
Second Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the second quarter increased 3.3% to $2.4 billion, driven by net price realization of 2.9% and volume/mix growth of 0.4%. This volume/mix performance reflected increased scale from recent partnerships and in-market traction from launched innovation.
________________________________________
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

GAAP operating income increased 14.0% to $717 million. Adjusted operating income increased 11.9% to $723 million and totaled 30.0% as a percent of net sales. GAAP and Adjusted operating income growth was driven by higher net price realization and net productivity.
U.S. Coffee
Net sales for the second quarter decreased 2.1% to $1.0 billion, with volume/mix growth of 0.8% more than offset by a net price decline of 2.9%.
K-Cup® Pod shipments increased 0.2%, led by strong market share trends in the Company’s owned & licensed portfolio.
Brewer shipments totaled 10.1 million for the twelve months ending June 30, 2024, increasing 1.4% year-over-year, reflecting continued Keurig market share momentum.
GAAP operating income decreased 8.8% to $228 million, primarily due to certain unfavorable year-over-year impact of items affecting comparability. Adjusted operating income increased 0.3% to $293 million and totaled 30.8% as a percent of net sales. Adjusted operating income reflected the benefit of net productivity, offset by the continued impact of targeted value investments.
International
Net sales for the second quarter increased 15.5% to $0.6 billion. On a constant currency basis, net sales advanced 14.7%, driven by volume/mix growth of 10.4% and net price realization of 4.3%. This performance reflected broad-based strength across the portfolio.
GAAP operating income increased 33.9% to $150 million. Adjusted operating income increased 30.2% to $152 million and totaled 26.9% as a percent of net sales. GAAP and Adjusted operating income growth was driven by the strong net sales growth and net productivity, partially offset by a meaningful increase in marketing investment.

2024 Guidance
The 2024 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.

KDP reaffirmed its fiscal 2024 guidance for constant currency net sales growth in a mid-single-digit range and Adjusted diluted EPS growth in a high-single-digit range.

Investor Contacts:
Investor Relations
T: 888-340-5287 / IR@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of approximately $15 billion, we hold leadership positions in beverage categories including soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott's®, A&W®, Snapple®, Peñafiel®, 7UP®, Green Mountain Coffee Roasters®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 28,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us on LinkedIn.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “enable,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “on track,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.
NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability”. Refer to page A-5 for the Company’s description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted net income attributable to KDP. Adjusted net income attributable to KDP is defined as Net income attributable to KDP, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.
Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.
Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-5. EBITDA is defined as Net income attributable to KDP as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.
Management leverage ratio. Management leverage ratio is defined as KDP’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.
Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.
Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Second Quarter		First Six Months
(in millions, except per share data)	2024	2023	2024	2023
Net sales	$3,922	$3,789	$7,390	$7,142
Cost of sales	1,750	1,748	3,278	3,357
Gross profit	2,172	2,041	4,112	3,785
Selling, general, and administrative expenses	1,295	1,272	2,471	2,437
Other operating expense (income), net	16	—	15	(5)
Income from operations	861	769	1,626	1,353
Interest expense, net	204	172	382	195
Other income, net	(15)	(16)	(22)	(36)
Income before provision for income taxes	672	613	1,266	1,194
Provision for income taxes	157	110	297	224
Net income	$515	$503	$969	$970

Earnings per common share:
Basic	$0.38	$0.36	$0.71	$0.69
Diluted	0.38	0.36	0.70	0.69
Weighted average common shares outstanding:
Basic	1,355.6	1,400.3	1,368.2	1,403.2
Diluted	1,361.2	1,409.1	1,374.4	1,413.1

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
(in millions, except share and per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$438	$267
Trade accounts receivable, net	1,390	1,368
Inventories	1,252	1,142
Prepaid expenses and other current assets	739	598
Total current assets	3,819	3,375
Property, plant and equipment, net	2,680	2,699
Investments in unconsolidated affiliates	1,468	1,387
Goodwill	20,081	20,202
Other intangible assets, net	23,108	23,287
Other non-current assets	1,144	1,149
Deferred tax assets	44	31
Total assets	$52,344	$52,130
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	3,099	3,597
Accrued expenses	1,302	1,242
Structured payables	91	117
Short-term borrowings and current portion of long-term obligations	2,399	3,246
Other current liabilities	618	714
Total current liabilities	7,509	8,916
Long-term obligations	12,406	9,945
Deferred tax liabilities	5,746	5,760
Other non-current liabilities	1,965	1,833
Total liabilities	27,626	26,454
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,355,763,506 and 1,390,446,043 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	19,683	20,788
Retained earnings	4,944	4,559
Accumulated other comprehensive income	77	315
Total stockholders' equity	24,718	25,676
Total liabilities and stockholders' equity	$52,344	$52,130

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	First Six Months
(in millions)	2024	2023
Operating activities:
Net income	$969	$970
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	207	201
Amortization of intangibles	67	69
Other amortization expense	101	91
Provision for sales returns	29	26
Deferred income taxes	17	(26)
Employee stock-based compensation expense	52	57
Loss (gain) on disposal of property, plant, and equipment	18	(2)
Unrealized loss (gain) on foreign currency	16	(13)
Unrealized loss (gain) on derivatives	36	(31)
Equity in earnings of unconsolidated affiliates	(17)	(14)
Earned equity	(45)	(2)
Other, net	5	(7)
Changes in assets and liabilities:
Trade accounts receivable	(67)	162
Inventories	(119)	(61)
Income taxes receivable and payables, net	(34)	(70)
Other current and non-current assets	(180)	(147)
Accounts payable and accrued expenses	(314)	(762)
Other current and non-current liabilities	1	11
Net change in operating assets and liabilities	(713)	(867)
Net cash provided by operating activities	742	452
Investing activities:
Purchases of property, plant, and equipment	(273)	(149)
Proceeds from sales of property, plant, and equipment	1	8
Purchases of intangibles	(49)	(55)
Investments in unconsolidated affiliates	(7)	(8)
Other, net	(1)	1
Net cash used in investing activities	(329)	(203)
Financing activities:
Proceeds from issuance of Notes	3,000	—
Repayments of Notes	(1,150)	—
Net (repayment) issuance of commercial paper	(226)	589
Proceeds from structured payables	31	61
Repayments of structured payables	(60)	(72)
Cash dividends paid	(591)	(563)
Repurchases of common stock	(1,105)	(457)
Tax withholdings related to net share settlements	(43)	(32)
Payments on finance leases	(56)	(49)
Other, net	(22)	—
Net cash used in financing activities	(222)	(523)
Cash and cash equivalents:
Net change from operating, investing and financing activities	191	(274)
Effect of exchange rate changes	(20)	17
Beginning balance	267	535
Ending balance	$438	$278

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Second Quarter		First Six Months
(in millions)	2024	2023	2024	2023
Net Sales
U.S. Refreshment Beverages	$2,407	$2,330	$4,500	$4,337
U.S. Coffee	950	970	1,861	1,901
International	565	489	1,029	904
Total net sales	$3,922	$3,789	$7,390	$7,142

Income from Operations
U.S. Refreshment Beverages	$717	$629	$1,332	$1,119
U.S. Coffee	228	250	476	482
International	150	112	262	192
Unallocated corporate costs	(234)	(222)	(444)	(440)
Total income from operations	$861	$769	$1,626	$1,353

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); (vii) non-cash changes in deferred tax liabiltiies related to goodwill and other intangible assets as a result of tax rate or apportionment changes; and (viii) other certain items that are excluded for comparison purposes to prior year periods.
For the second quarter and first six months of 2024, the other certain items excluded for comparison purposes include (i) productivity expenses, (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment, (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation, and (iv) restructuring expenses associated with the 2024 Network Optimization.
For the second quarter and first six months of 2023, the other certain items excluded for comparison purposes include (i) productivity expenses, and (ii) costs related to significant non-routine legal matters, specifically the antitrust litigation. Additionally, the non-cash changes in deferred tax liabilities related to goodwill and other intangible assets during the second quarter of 2023 included an immaterial non-cash true-up of the valuation of foreign deferred tax liabilities related to a prior period.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the second quarter and first six months of 2024 and 2023, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the Second Quarter of 2024
Reported	$2,172	55.4%	$861	22.0%
Items Affecting Comparability:
Mark to market	6		(5)
Amortization of intangibles	—		34
Stock compensation	—		3
Restructuring - 2023 CEO Succession and Associated Realignment	—		11
Productivity	20		45
Non-routine legal matters	—		1
Transaction costs	—		1
Restructuring - 2024 Network Optimization	2		19
Adjusted	$2,200	56.1%	$970	24.7%
Impact of foreign currency		—%		—%
Constant currency adjusted		56.1%		24.7%

For the Second Quarter of 2023
Reported	$2,041	53.9%	$769	20.3%
Items Affecting Comparability:
Mark to market	9		4
Amortization of intangibles	—		35
Stock compensation	—		4
Productivity	26		58
Non-routine legal matters	—		3
Adjusted	$2,076	54.8%	$873	23.0%
Refer to pages A-8 and A-9 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the Second Quarter of 2024
Reported	$204	$672	$157	23.4%	$515	$0.38
Items Affecting Comparability:
Mark to market	(32)	22	4		18	0.01
Amortization of intangibles	—	34	8		26	0.02
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value debt adjustment	(3)	3	—		3	—
Stock compensation	—	3	1		2	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	11	2		9	0.01
Productivity	—	45	10		35	0.03
Non-routine legal matters	—	1	1		—	—
Transaction costs	—	1	1		—	—
Restructuring - 2024 Network Optimization	—	19	4		15	0.01
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	6		(6)	—
Adjusted	$168	$812	$194	23.9%	$618	$0.45
Impact of foreign currency				0.2%
Constant currency adjusted				24.1%

For the Second Quarter of 2023
Reported	$172	$613	$110	17.9%	$503	$0.36
Items Affecting Comparability:
Mark to market	(53)	48	15		33	0.02
Amortization of intangibles	—	35	6		29	0.02
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value of debt adjustment	(5)	5	1		4	—
Stock compensation	—	4	1		3	—
Productivity	—	58	12		46	0.03
Non-routine legal matters	—	3	1		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	25		(25)	(0.02)
Adjusted	$113	$767	$171	22.3%	$596	$0.42

Change - adjusted	48.7%				3.7%	7.1%
Impact of foreign currency	—%				(0.5)%	—%
Change - constant currency adjusted	48.7%				3.2%	7.1%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Second Quarter of 2024
Reported - Income from Operations	$717	$228	$150	$(234)	$861
Items Affecting Comparability:
Mark to market	—	—	(1)	(4)	(5)
Amortization of intangibles	5	26	3	—	34
Stock compensation	—	—	—	3	3
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	11	11
Productivity	1	20	—	24	45
Non-routine legal matters	—	—	—	1	1
Transaction costs	—	—	—	1	1
Restructuring - 2024 Network Optimization	—	19	—	—	19
Adjusted - Income from Operations	$723	$293	$152	$(198)	$970

Change - adjusted	11.9%	0.3%	31.0%	9.4%	11.1%
Impact of foreign currency	—%	—%	(0.8)%	—%	(0.1)%
Change - constant currency adjusted	11.9%	0.3%	30.2%	9.4%	11.0%

For the Second Quarter of 2023
Reported - Income from Operations	$629	$250	$112	$(222)	$769
Items Affecting Comparability:
Mark to market	—	—	—	4	4
Amortization of intangibles	6	25	4	—	35
Stock compensation	—	—	—	4	4
Productivity	11	17	—	30	58
Non-routine legal matters	—	—	—	3	3
Adjusted - Income from Operations	$646	$292	$116	$(181)	$873

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the second quarter of 2024
Net sales
U.S. Refreshment Beverages	3.3%	—%	3.3%
U.S. Coffee	(2.1)	—	(2.1)
International	15.5	(0.8)	14.7
Total net sales	3.5	(0.1)	3.4

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the second quarter of 2024
Operating margin
U.S. Refreshment Beverages	29.8%	0.2%	30.0%	—%	30.0%
U.S. Coffee	24.0	6.8	30.8	—	30.8
International	26.5	0.4	26.9	—	26.9
Total operating margin	22.0	2.7	24.7	—	24.7

	Reported	Items Affecting Comparability	Adjusted
For the second quarter of 2023
Operating margin
U.S. Refreshment Beverages	27.0%	0.7%	27.7%
U.S. Coffee	25.8	4.3	30.1
International	22.9	0.8	23.7
Total operating margin	20.3	2.7	23.0

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the First Six Months of 2024
Reported	$4,112	55.6%	$1,626	22.0%
Items Affecting Comparability:
Mark to market	3		(24)
Amortization of intangibles	—		67
Stock compensation	—		7
Restructuring - 2023 CEO Succession and Associated Realignment	—		13
Productivity	34		81
Non-routine legal matters	—		2
Transaction costs	—		2
Restructuring - 2024 Network Optimization	2		21
Adjusted	$4,151	56.2%	$1,795	24.3%
Impact of foreign currency		—%		—%
Constant currency adjusted		56.2%		24.3%

For the First Six Months of 2023
Reported	$3,785	53.0%	$1,353	18.9%
Items Affecting Comparability:
Mark to market	(5)		2
Amortization of intangibles	—		69
Stock compensation	—		9
Productivity	64		136
Non-routine legal matters	—		3
Adjusted	$3,844	53.8%	$1,572	22.0%

Refer to pages A-12 and A-13 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income	Diluted earnings per share
For the First Six Months of 2024
Reported	$382	$1,266	$297	23.5%	$969	$0.70
Items Affecting Comparability:
Mark to market	(67)	40	6		34	0.02
Amortization of intangibles	—	67	17		50	0.04
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value debt adjustment	(7)	7	1		6	—
Stock compensation	—	7	2		5	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	13	3		10	0.01
Productivity	—	81	20		61	0.04
Non-routine legal matters	—	2	1		1	—
Transaction costs	—	2	1		1	—
Restructuring - 2024 Network Optimization	—	21	5		16	0.01
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	6		(6)	—
Adjusted	$307	$1,507	$359	23.8%	$1,148	$0.84
Impact of foreign currency				0.1%
Constant currency adjusted				23.9%

For the First Six Months of 2023
Reported	$195	$1,194	$224	18.8%	$970	$0.69
Items Affecting Comparability:
Mark to market	40	(56)	(14)		(42)	(0.03)
Amortization of intangibles	—	69	16		53	0.04
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value of debt adjustment	(9)	9	2		7	0.01
Stock compensation	—	9	3		6	—
Productivity	—	136	33		103	0.07
Non-routine legal matters	—	3	1		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	25		(25)	(0.02)
Adjusted	$225	$1,365	$290	21.2%	$1,075	$0.76

Change - adjusted	36.4%				6.8%	10.5%
Impact of foreign currency	—%				(0.6)%	(1.3)%
Change - Constant currency adjusted	36.4%				6.2%	9.2%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the First Six Months of 2024
Reported - Income from Operations	$1,332	$476	$262	$(444)	$1,626
Items Affecting Comparability:
Mark to market	—	—	(7)	(17)	(24)
Amortization of intangibles	10	51	6	—	67
Stock compensation	—	—	—	7	7
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	13	13
Productivity	3	34	—	44	81
Non-routine legal matters	—	—	—	2	2
Transaction costs	—	—	—	2	2
Restructuring - 2024 Network Optimization	—	21	—	—	21
Adjusted - Income from Operations	$1,345	$582	$261	$(393)	$1,795

Change - adjusted	16.6%	0.9%	30.5%	9.5%	14.2%
Impact of foreign currency	—%	—%	(2.5)%	—%	(0.3)%
Change - constant currency adjusted	16.6%	0.9%	28.0%	9.5%	13.9%

For the First Six Months of 2023
Reported - Income from Operations	$1,119	$482	$192	$(440)	$1,353
Items Affecting Comparability:
Mark to market	—	—	—	2	2
Amortization of intangibles	10	51	8	—	69
Stock compensation	—	—	—	9	9
Productivity	25	44	—	67	136
Non-routine legal matters	—	—	—	3	3
Adjusted - Income from Operations	$1,154	$577	$200	$(359)	$1,572

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the first six months of 2024:
Net sales
U.S. Refreshment Beverages	3.8%	—%	3.8%
U.S. Coffee	(2.1)	—	(2.1)
International	13.8	(2.6)	11.2
Total net sales	3.5	(0.4)	3.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the first six months of 2024:
Operating margin
U.S. Refreshment Beverages	29.6%	0.3%	29.9%	—%	29.9%
U.S. Coffee	25.6	5.7	31.3	—	31.3
International	25.5	(0.1)	25.4	0.1	25.5
Total operating margin	22.0	2.3	24.3	—	24.3

	Reported	Items Affecting Comparability	Adjusted
For the first six months of 2023:
Operating margin
U.S. Refreshment Beverages	25.8%	0.8%	26.6%
U.S. Coffee	25.4	5.0	30.4
International	21.2	0.9	22.1
Total operating margin	18.9	3.1	22.0

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income	$2,180
Interest expense, net	683
Provision for income taxes	649
Depreciation expense	408
Other amortization	191
Amortization of intangibles	135
EBITDA	$4,246
Items affecting comparability:
Impairment of intangible assets	$2
Restructuring - 2023 CEO Succession and Associated Realignment	48
Productivity	172
Restructuring - 2024 Network Optimization	21
Non-routine legal matters	4
Stock compensation	15
Transaction costs	4
Mark to market	(19)
Adjusted EBITDA	$4,493

June 30,
2024
Principal amounts of:
Commercial paper notes	$1,870
Senior unsecured notes	13,093
Total principal amounts	14,963
Less: Cash and cash equivalents	438
Total principal amounts less cash and cash equivalents	$14,525

June 30, 2024 Management Leverage Ratio	3.2

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA - LAST TWELVE MONTHS
(UNAUDITED)

(in millions)	THIRD QUARTER OF 2023	FOURTH QUARTER OF 2023	FIRST SIX MONTHS OF 2024	LAST TWELVE MONTHS
Net income	$518	$693	$969	$2,180
Interest expense, net	237	64	382	683
Provision for income taxes	146	206	297	649
Depreciation expense	98	103	207	408
Other amortization	45	45	101	191
Amortization of intangibles	34	34	67	135
EBITDA	$1,078	$1,145	$2,023	$4,246
Items affecting comparability:
Impairment of intangible assets	$2	$—	$—	$2
Restructuring - 2023 CEO Succession and Associated Realignment	27	8	13	48
Productivity	41	66	65	172
Restructuring - 2024 Network Optimization	—	—	21	21
Nonroutine legal matters	2	—	2	4
Stock compensation	4	4	7	15
Transaction costs	1	1	2	4
Mark to market	(32)	40	(27)	(19)
Adjusted EBITDA	$1,123	$1,264	$2,106	$4,493

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the second quarter of 2024 and 2023, there were no certain items excluded for comparison to prior year periods.

	First Six Months
(in millions)	2024	2023
Net cash provided by operating activities	$742	$452
Purchases of property, plant and equipment	(273)	(149)
Proceeds from sales of property, plant and equipment	1	8
Free Cash Flow	$470	$311